Exhibit 99.1

Phone: 800-213-0689	Ms. Briana L. Erickson
www.newenergytechnologiesinc.com	New Energy Technologies, Inc.
3905 National Drive, Suite 110
Burtonsville, MD 20866
Tel: 1-800-213-0689
Email: BRIANA@newenergytechnologiesinc.com

NewsRelease

New Energy Expands Patent Portfolio for Newly-Prototyped Device able to Generate Electricity from Moving Cars

Company files nine new patent applications with United States Patent and Trademark Office for intellectual property related to its MotionPower™ technologies for generating electricity from vehicles in motion.

Burtonsville, MD – June 1, 2009 – New Energy Technologies, Inc. (Symbol: NENE), a next-generation alternative and renewable energy developer, today announced that the Company has now filed nine new patent applications with the United States Patent and Trademark Office (USPTO) in order protect novel features of its recently prototyped MotionPower™ technology for generating electricity from the kinetic energy of moving vehicles.“In recent weeks, our engineers have achieved a major development milestone by completing New Energy’s first-generation MotionPower™ prototype -- a modular system for capturing the kinetic energy of cars in motion and converting that energy into useful, valuable electricity,” explained Mr. Meetesh V. Patel, President and CEO of New Energy Technologies, Inc.

“Importantly, our numerous patent filings help ensure that the intellectual property related to New Energy’s novel MotionPower™ technology is afforded the protections we need in order to confidently advance our next-generation prototypes, and move aggressively towards commercial implementation of this truly transformational energy-capture technology for generating electricity in a brand new way.”

Currently, nearly 70% of America’s electricity is generated by coal and natural gas, according to the U.S. Energy Information Administration. The environmental impact of greenhouse gas emissions and rising costs of these non-renewable fuels, along with the potential doubling of global electricity consumption in the coming years, clearly illustrate the urgent need for more creative, sustainable methods for generating electricity in the United States, the world’s largest consumer of electricity.

In response, New Energy engineers have developed MotionPower™ technologies, designed to generate ‘clean’ electricity by harnessing the kinetic energy of the estimated 250 million registered vehicles which drive more than 6 billion miles on America’s roadways every day.

New Energy’s first-generation MotionPower™ device has been configured as a modular, low-profile assembly, which can be mounted directly atop existing roadways with little or no modification to the roadway itself. MotionPower™ modules can be quickly installed and any components in need of replacement or repair can be quickly and easily changed without major construction work and accompanying delays to traffic. Above all, the unit’s modular design provides installers with the flexibility of shortening or lengthening the MotionPowerTM energy harvester in order to customize the system based on site conditions while maximizing power output.

Engineers are actively optimizing the efficiency of New Energy’s MotionPower™ device in preparation for installations at high traffic locations such as toll booths, traffic intersections, rest areas, travel plazas, border crossings, and neighborhoods with traffic calming zones.

Once installed, engineers anticipate that MotionPower™ devices may be used to augment or replace conventional electrical supplies for powering roadway signs, street and building lights, storage systems for back-up and emergency power, and other electronics, appliances, and devices in homes and businesses.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

  MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles. An estimated 250 million registered vehicles drive more than 6 billion miles on America’s roadways, every day; and
  SolarWindow™ technologies which enable transparent glass windows to generate electricity by coating their glass surfaces with the world’s smallest known solar cells.
  These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use ofthe world’s smallest functional solar cells, shown to successfully produce electricity in arecently published peer-reviewed study in the Journal of Renewable and SustainableEnergy of the American Institute of Physics.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

To receive future press releases via email, please visit: http://newenergytechnologiesinc.com/alert.php

To view the full HTML text of this release, please visit: http://www.newenergytechnologiesinc.com/NENE20090601.html

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.